Exhibit 10.1
$400,000,000
LIFEPOINT HOSPITALS, INC.
6.625% SENIOR NOTES DUE 2020
PURCHASE AGREEMENT
September 20, 2010
Barclays Capital Inc.
As Representative of the several
   Initial Purchasers named in Schedule I attached hereto,
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Banc of America Securities LLC
One Bryant Park
New York, New York 10036
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Ladies and Gentlemen:
     LifePoint Hospitals, Inc., a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to you, as the initial purchasers (the “Initial Purchasers”), $400.0 million in aggregate principal amount of its Senior Notes due 2020 (the “Notes”). The Notes will (i) have terms and provisions that are summarized in the Offering Memorandum (as defined below), and (ii) are to be issued pursuant to an Indenture (the “Indenture”) to be entered into among the Company, the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Company’s obligations under the Notes, including the due and punctual payment of interest on the Notes, will be irrevocably and unconditionally guaranteed (the “Guarantees”) by the guarantors listed in Schedule II hereto (together, the “Guarantors”). As used herein, the term “Notes” shall include the Guarantees, unless the context otherwise requires. This Agreement is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.
     1. Purchase and Resale of the Notes. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(2) under the Securities Act. The Company and the Guarantors have prepared a preliminary offering memorandum, dated September 20, 2010 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule III (the “Pricing Term Sheet”) setting forth the terms of the Notes omitted from the Preliminary Offering Memorandum and an offering memorandum, dated September 20, 2010 (the “Offering Memorandum”), setting forth information regarding the Company, the Guarantors, the Notes, and the Exchange Notes (as defined herein), the Guarantees and the Exchange Guarantees (as defined herein). The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet and any of the documents listed on Schedule IV(A) hereto are collectively referred to as the “Pricing Disclosure Package”. The Company and the Guarantors hereby confirm that they have authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers. “Applicable Time” means 5:00 p.m. (New York City time) on the date of this Agreement.
     Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K and all subsequent documents filed (excluding information furnished but not filed with the Commission) with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be. Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed (excluding information furnished but not filed with the Commission) with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date. All documents so filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”.
     You have advised the Company that you will offer and resell (the “Exempt Resales”) the Notes purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”), and (ii) outside the United States to certain persons who are not U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) (such persons, “Non-U.S. Persons”) in offshore transactions in reliance on Regulation S. As used herein, the terms “offshore transaction” and “United States” have the meanings assigned to them in Regulation S. Those persons specified in clauses (i) and (ii) are referred to herein as “Eligible Purchasers”.
     Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”) among the Company, the Guarantors and the Initial Purchasers to be dated the Closing Date (as defined herein), for so long as such Notes constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Commission under the circumstances set forth therein, a registration statement under the Securities Act relating to the Company’s 6.625% Senior Notes due 2020 (the “Exchange Notes”) and the Guarantors’ Exchange Guarantees (the “Exchange Guarantees”) to be offered in exchange for the Notes and the Guarantees. Such portion of the offering is referred to as the “Exchange Offer”.
     2. Representations, Warranties and Agreements of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, represent, warrant and agree as follows:
     (a) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 3 and their compliance with the agreements set forth therein, none of the Company, nor any of its subsidiaries, nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security under circumstances that would require the registration of the Notes.
     (b) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 3 and their compliance with the agreements set forth therein, none of the Company, nor any of its subsidiaries, nor any person acting on its or their behalf has (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes and/or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes; and each of the Company, the Guarantors, their subsidiaries and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S..
     (c) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.
     (d) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 3 and their compliance with the agreements set forth therein, no registration under the Securities Act of the Notes is required for the offer and sale of the Notes to or by the Initial Purchasers to the initial purchasers therefrom in the manner contemplated herein, in the Pricing Disclosure Package and in the Offering Memorandum.
     (e) The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.
     (f) The Offering Memorandum will not, as of its date or as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(b).
     (g) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(b).
     (h) The Pricing Disclosure Package, when taken together with each “free writing prospectus” as defined in Rule 405 under the Securities Act prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the notes (a “Free Writing Offering Document”) listed in Schedule IV(B) hereto, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package (or Free Writing Offering Document listed in Schedule IV(B) hereto) in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(b).
     (i) The Exchange Act Reports conform with in all material respects the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.
     (j) Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Disclosure Package and Offering Memorandum, and is duly qualified to do business as a foreign corporation, limited liability company or limited partnership and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to be so incorporated, organized or formed or qualified, have such power or authority or be qualified or in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
     (k) All the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Pricing Disclosure Package and Offering Memorandum, all outstanding shares of capital stock of the subsidiaries which are owned directly or indirectly by the Company are so owned free and clear of any security interest, claim, lien or encumbrance (other than liens securing the Company’s existing credit agreement dated as of April 15, 2005 by and among Lakers Holding Corp. (now known as LifePoint Hospitals, Inc.), as borrower, the lenders party thereto and Citicorp North America, Inc. as administrative agent (the “Senior Credit Facility”) or permitted thereunder).
     (l) The Company’s issued and outstanding equity capitalization is as set forth in the Pricing Disclosure Package and Offering Memorandum under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to the reservations, agreements or employee benefit plans referred to in the Pricing Disclosure Package or Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Pricing Disclosure Package and Offering Memorandum); the capital stock of the Company conforms in all material respects to the description thereof contained in the Pricing Disclosure Package and Offering Memorandum; the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any stockholder of the Company and, except as set forth in each of the Pricing Disclosure Package and Offering Memorandum and except for options, restricted stock and other equity awards granted pursuant to the LifePoint Hospitals, Inc. Long-Term Incentive Plan, Executive Stock Purchase Plan, Management Stock Purchase Plan, Outside Directors Stock and Incentive Compensation Plan, Employee Stock Purchase Plan Change in Control Severance Plan and the Executive Performance Incentive Plan, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock or of ownership rights in the Company are outstanding.
     (m) (a) This Agreement has been duly authorized, executed and delivered by the Company; (b) the Indenture has been duly authorized by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will constitute a legal, valid, binding instrument enforceable against the Company in accordance with its terms (subject to the effects of (i) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally from time to time in effect, (ii) general principles of equity (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing (collectively, the “Enforceability Limitations”)); (c) the Notes have been duly authorized by the Company and, when executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms thereof, will have been duly executed and delivered by the Company and will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject to the Enforceability Limitations); (d) the Exchange Notes have been duly authorized by the Company and, when executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject to the Enforceability Limitations); and (e) the Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company and by the other parties thereto, will constitute the legal, valid, binding and enforceable obligation of the Company (subject to the Enforceability Limitations).

     (n) This Agreement has been duly authorized, executed and delivered by each Guarantor; (b) the Indenture has been duly authorized by each Guarantor and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by each Guarantor, will constitute a legal, valid, binding instrument enforceable against each Guarantor in accordance with its terms (subject to the effects of Enforceability Limitations); (c) the Guarantees have been duly authorized by each Guarantor and, when executed and delivered by each Guarantor and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms thereof, will have been duly executed and delivered by each Guarantor and will constitute legal, valid and binding obligations of each Guarantor entitled to the benefits of the Indenture (subject to the Enforceability Limitations); (d) the Exchange Guarantees have been duly authorized by each Guarantor and, when executed and delivered by each Guarantor and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will constitute legal, valid and binding obligations of each Guarantor entitled to the benefits of the Indenture (subject to the Enforceability Limitations); and (e) the Registration Rights Agreement has been duly authorized by each Guarantor and, when executed and delivered by each Guarantor and by the other parties thereto, will constitute the legal, valid, binding and enforceable obligation of each Guarantor (subject to the Enforceability Limitations); provided that no representation as to enforceability is made with respect to Section 8 thereof.
     (o) None of the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issuance and sale of the Notes and the Guarantees, or the issuance of the Exchange Notes and Exchange Guarantees, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, by-laws or other similar constituent documents of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, other than in the case of clauses (ii) and (iii), such violations, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (p) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indenture or in the Registration Rights Agreement, except such as may be required under the blue sky laws of any jurisdiction in which the Notes are offered and sold and, in the case of the Registration Rights Agreement, such as will be obtained under the Securities Act and the Trust Indenture Act.
     (q) The consolidated historical financial statements (including the related notes and schedules) of the Company and its consolidated subsidiaries included in or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of each such entity as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and, except as otherwise disclosed in the Pricing Disclosure Package and the Offering Memorandum or the documents incorporated by reference therein, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.
     (r) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth or contemplated in each of the Pricing Disclosure Package and Offering Memorandum (exclusive of any amendment or supplement thereto).
     (s) Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.
     (t) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter, by-laws or other similar constituent documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiaries or any of their properties, as applicable, other than in the cases of clauses (ii) and (iii), such violations and defaults that would not reasonably be expected to have a Material Adverse Effect and, in the case of clause (iii), except for any such violations and defaults set forth or contemplated in each of the Pricing Disclosure Package and Offering Memorandum.
     (u) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules contained in or incorporated by reference in the Pricing Disclosure Package and Offering Memorandum, is an independent public accountant with respect to the Company within the meaning of the Securities Act.
     (v) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company and the Guarantors of the Notes and Guarantees, as applicable.
     (w) Each of the Company and the Guarantors has filed all U.S. federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and except as set forth or contemplated in each of the Pricing Disclosure Package and Offering

Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect and except as set forth or contemplated in each of the Pricing Disclosure Package and Offering Memorandum (exclusive of any amendment or supplement thereto).
     (x) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to its knowledge, is threatened or imminent, except as would not reasonably be expected to have a Material Adverse Effect, and except as set forth or contemplated in each of the Pricing Disclosure Package and Offering Memorandum (exclusive of any amendment or supplement thereto).
     (y) The Company and each of its subsidiaries and its respective officers and directors are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the healthcare industry and all such insurance is in full force and effect except for failures to have such insurance in full force and effect or to carry or be entitled to insurance which would not reasonably be expected to have a Material Adverse Effect.
     (z) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and its subsidiaries has all necessary licenses, permits, franchises, certificates of need, rights to participate in, or the benefit of valid agreements to participate in, Medicare, Medicaid and other material Third-Party Payor Programs and other rights and accreditations necessary for the conduct of its business and for the intended use of its properties and assets to the extent necessary to ensure no material interruption of cash flow. No less than 75% of the Hospitals are accredited by The Joint Commission, or any similar successor organization thereto. Each Hospital is licensed as a hospital by such state licensing bodies having jurisdiction over it. Except as in the aggregate could not reasonably be expected to affect 25% or more of all Hospitals and could not reasonably be expected to result in a Material Adverse Effect, there are no deficiencies in any services provided at any Hospital that would prevent the extension of any accreditation by The Joint Commission as an acute care hospital. With respect to Hospitals which are not so accredited by The Joint Commission other than Clark Regional Medical Center and one critical access hospital, the Company and its subsidiaries are taking all reasonable steps necessary or advisable to obtain such accreditation promptly and, in any event, within twelve months after the loss or failure to obtain such accreditation. All of the Hospitals listed on Schedule V, other than Clark Regional Medical Center and one critical access hospital, are accredited by The Joint Commission and are licensed as acute care hospitals by the appropriate state licensing bodies for at least the number of beds listed on Schedule V and each of the hospitals has the right to participate in Medicare, Medicaid and other material Third-Party Payor Programs to the extent necessary to ensure no material interruption of cash flow which would have a Material Adverse Effect. Except as in the aggregate could not reasonably be expected to have a Material Adverse Effect: (a) there are no rate appeals currently pending before any regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiaries or any of its properties, as applicable with respect to any Hospital; (b) there are no recoupment claims or contests pending or threatened as a result of any audit by any Third-Party Payor

Programs and no open or unsettled cost reports for which the Company or any of its subsidiaries is financially responsible or has not been indemnified in respect to any Hospital; and (c) there are no material claims or assertions made in any utilization review that any of the practices or procedures used at any Hospital are improper or inappropriate.
     (aa) The accounts receivable of the Company and its subsidiaries have been and will continue to be adjusted to reflect the reimbursement policies of third-party payors such as Medicare, Medicaid and Blue Cross/Blue Shield, health maintenance organizations and preferred provider organizations. The accounts receivable, after giving effect to the allowance for doubtful accounts, relating to such third-party payors do not materially exceed amounts the Company, the Guarantors and their subsidiaries are entitled to receive.
     (bb) Neither the Company, the Guarantors nor, to the knowledge of the Company or the Guarantors, any officers, directors, employees or other agents of the Company or any of its subsidiaries or any of the Hospitals operated by them has engaged in any activities which are prohibited under Federal Medicare and Medicaid statutes, as amended, including, but not limited to, 42 U.S.C. Section 1320a-7 (Program Exclusion), Section 1320a-7a (Civil Monetary Penalties), 1320a-7b (the Anti-kickback Statute), Section 1395nn (the “Stark” law, prohibiting certain self-referrals), or any other federal healthcare law, including, but not limited to, the federal TRICARE statute, 10 U.S.C. Section 1071 et seq., the Federal Civil False Claims Act, 31 U.S.C. Section 3729, Federal Criminal False Claims Act, 18 U.S.C. Section 287, False Statements Relating to Health Care Matters, 18 U.S.C. Section 1035, Health Care Fraud, 18 U.S.C. Section 1347, or any regulations promulgated pursuant to such statutes, or related state or local statutes or regulations, including but not limited to the following:
     (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties);
     (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties);
     (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; and
     (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties), or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties).
     (cc) Except as could not reasonably be expected to have a Material Adverse Effect, theCompany and its subsidiaries (i) have undertaken all surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), and/or that could be materially and adversely affected by the failure of the Company and its subsidiaries to be in compliance with HIPAA as amended by the HITECH Act (“HIPAA, as amended”); (ii) have developed a compliance plan for being in compliance in all material respects with HIPAA, as amended; (iii) have implemented those provisions of such HIPAA compliance plan as are reasonably necessary to promote the Company’s and its subsidiaries’ compliance in all material respects with HIPAA, as amended; (iv) have conducted, to the extent required by law, all electronic transactions in accordance with HIPAA, as amended; (v) and have obtained, to the extent required by law, a valid National Provider Identifier, as defined under HIPAA, as amended. Neither the Company and its subsidiaries, nor to their knowledge any of their employees, is the subject of any civil or criminal penalty, claim, action or proceeding, or any administrative or other regulatory review, survey, or proceeding (other than routine surveys or reviews conducted by any government health plan or other government entity) that could result in any of the foregoing and could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries in connection with any HIPAA violation by the Company and its subsidiaries.
     (dd) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (ee) The Company and its subsidiaries (i) are in compliance with all applicable U.S. federal, state and local laws and regulations regarding the protection of human health and safety and the environment, including, without limitation, those relating to the generation, storage, treatment, disposal, release and threatened release of Hazardous Materials (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect or as set forth or contemplated in each of the Pricing Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto). The term “Hazardous Materials” means any substance, material, pollutant, contaminant, chemical, constituent or waste, including without limitation any medical waste, animal carcass, toxin, virus or disease-causing agent, petroleum and petroleum products, subject to regulation under or which could give rise to liability under Environmental Law.
     (ff) Except as set forth in each of the Pricing Disclosure Package and the Offering Memorandum or as would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries is conducting or financing any investigation, response or other corrective action with respect to any release of Hazardous Materials pursuant to any Environmental Law at any location, nor is any of them subject to or party to any order, judgment, decree, contract or agreement which obligates it to conduct or finance any such action.
     (gg) Except as would not have a Material Adverse Effect, (i) all “pension plans” as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), established or maintained by the Company or any subsidiary that are intended to be qualified under Section 401(a) of the Code are so qualified; (ii) neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); (iii) each pension plan and welfare plan established or maintained by the Company or any of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and (iv) neither the Company nor any of its subsidiaries maintains, contributes to or is required to contribute to any pension plan subject to Section 412 of the Code or Title IV of ERISA that has any material liability under Title IV of ERISA.
     (hh) No presentation of market-related or statistical data contained in or incorporated by reference in the Pricing Disclosure Package or Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed in other than good faith.
     (ii) Neither the Company, the Guarantors nor any of their respective subsidiaries is, and after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     (jj) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.
     (kk) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, the Guarantors or any of their respective subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (ll) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (mm) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by the Company as to matters covered thereby, to the Initial Purchasers.
     3. Purchase of the Notes by the Initial Purchasers, Agreements to Sell, Purchase and Resell.
     (a) The Company and the Guarantors, jointly and severally hereby agree, on the basis of the representations, warranties, covenants and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each Initial Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.0% of the principal amount thereof, the principal amount of the Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Company and the Guarantors shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.
     (b) Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to the Company that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company and the Guarantors, that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Securities Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package; and (iv) will not offer or sell the Notes, nor has it offered or sold the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) and will not engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act, in connection with the offering of the Notes. The Initial Purchasers have advised the Company that they will offer the Notes to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes. Such price may be changed by the Initial Purchasers at any time without notice.
     (c) Each of the Initial Purchasers, severally and not jointly, represents and warrants to the Company that:
(i)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes, in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

(ii)	in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Notes which are the subject of the offering contemplated by the Offering Memorandum to the public in that Relevant Member State other than:
(A)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(B)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(C)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive;
provided that no such offer of Notes shall require the Company or any Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive.
          For the purposes of this representation, the expression an “offer of Notes to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
     (d) The Initial Purchasers have not nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum, (ii) any written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Free Writing Offering Document listed on Schedule IV(B) hereto, (iii) the Free Writing Offering Documents listed on Schedule IV(B) hereto, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in writing, or (v) any written communication relating to or that contains the terms of the Notes and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.
     (e) Each of the Initial Purchaser hereby acknowledge that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefore or in substitution thereof) shall bear legends substantially in the forms as set forth in the “Transfer Restrictions” section of the Pricing Disclosure Package and Offering Memorandum (along with such other legends as the Company and its counsel deem necessary).
     Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c) and 7(e) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.
     4. Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Notes shall be made at the office of Cahill Gordon & Reindel llp, at 10:00 A.M., New York City time, on September 23, 2010 (the “Closing Date”). The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.
     The Notes will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) and will be registered in the name of Cede & Co. as nominee of DTC. The Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 10:00 A.M., New York City time, on the business day next preceding the Closing Date.
     5. Agreements of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, agree with each of the Initial Purchasers as follows:
     (a) The Company and the Guarantors will furnish to the Initial Purchasers, without charge, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.
     (b) The Company and the Guarantors will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised (other than by filing documents under the Exchange Act that are incorporated by reference therein).
     (c) The Company and each of the Guarantors consents to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.
     (d) If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company or any of the Guarantors or in the opinion of counsel for the Initial Purchasers, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with applicable law, the Company and the Guarantors will prepare an appropriate supplement or amendment thereto, and will furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.
     (e) None of the Company nor any Guarantor will make any offer to sell or solicitation of an offer to buy the Notes that would constitute a Free Writing Offering Document without the prior consent of the Representative, which consent shall not be unreasonably withheld or delayed. If at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Company will give notice thereof to the Initial Purchasers through the Representative and, if requested by the Representative, will prepare and furnish without charge to each Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.
     (f) Promptly from time to time to take such action as the Initial Purchasers may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.
     (g) For a period commencing on the date hereof and ending on the 90th day after the date of the Offering Memorandum, the Company and the Guarantors agree not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any debt securities of the Company substantially similar to the Notes or securities convertible into or exchangeable for such debt securities of the Company, or sell or grant options, rights or warrants with respect to such debt securities of the Company or securities convertible into or exchangeable for such debt securities of the Company, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such debt securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of debt securities of the Company or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of debt securities of the Company substantially similar to the Notes or securities convertible, exercisable or exchangeable into debt securities of the Company, or (iv) publicly announce an offering of any debt securities of the Company substantially similar to the Notes or securities convertible or exchangeable into such debt securities, in each case without the prior written consent of Barclays Capital Inc., on behalf of the Initial Purchasers, except in exchange for the Exchange Notes and the Exchange Guarantees in connection with the Exchange Offer.
     (h) So long as any of the Notes are outstanding, the Company and the Guarantors will furnish, at their expense, to the Initial Purchaser, and, upon request, to the holders of the Notes and prospective purchasers of the Notes the information required by Rule 144A(d)(4) under the Securities Act (if any).

     (i) The Company and the Guarantors will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds.”
     (j) The Company, the Guarantors and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Notes.
     (k) The Company and the Guarantors will use their best efforts to permit the Notes to be eligible for clearance and settlement through DTC.
     (l) The Company and the Guarantors will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been acquired by any of them, except for Notes purchased by the Company, the Guarantors or any of their respective affiliates and resold in a transaction registered under the Securities Act.
     (m) The Company and the Guarantors agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes.
     (n) None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is to govern) will (i) solicit offers for, or offer to sell, the Notes by means of any form of general solicitation or general advertising within the meaning of 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.
     (o) The Company and the Guarantors agree to comply with all the terms and conditions of the Registration Rights Agreement and all agreements set forth in the representation letter of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for “book entry” transfer.
     (p) The Company and the Guarantors will do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Notes.
     6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors, jointly and severally, agree, to pay all expenses, costs, fees and taxes incident to and in connection with: (a) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company’s and the Guarantors’ accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection therewith); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky memoranda); (c) the issuance and delivery by the Company of the Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith; (d) the qualification of the Notes and Exchange Notes for offer and sale under the securities or Blue Sky laws of the several states and any foreign jurisdictions as the Initial Purchasers may designate (including, without limitation, the reasonable fees and disbursements of the Initials Purchasers’ counsel relating to such registration or qualification); (e) the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (f) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (g) the approval of the Notes by DTC for “book-entry” transfer; (h) the rating of the Notes and the Exchange Notes; (i) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture, the Notes, the Guarantees, the Exchange Notes and the Exchange Guarantees; (j) the performance by the Company and the Guarantors of their other obligations under this Agreement; and (k) all travel expenses (including expenses related to chartered aircraft) of the Initial Purchasers and the Company’s officers and employees and any other expenses of the Initial Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Notes, and expenses associated with any electronic road show.
     7. Conditions to Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy in all material respects (except to the extent such representation and warranty is qualified as to materiality, in which case such representation and warranty shall be accurate in all respects), when made and on and as of the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to each of the following additional conditions:
     (a) The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Pricing Disclosure Package or the Offering Memorandum, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Cahill Gordon & Reindel llp, counsel to the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading.
     (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Registration Rights Agreement, the Indenture, the Pricing Disclosure Package and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (c) Dewey & LeBoeuf LLP shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form of Exhibit A hereto.
     (d) Waller Lansden Dortch & Davis, LLP shall have furnished to the Initial Purchasers its written opinion, as special regulatory counsel for the Company, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form of Exhibit B hereto
     (e) The Initial Purchasers shall have received from Cahill Gordon & Reindel llp, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.
     (f) At the time of execution of this Agreement, the Initial Purchasers shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (g) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Initial Purchasers a “bring-down letter” of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

     (h) Except as described in the Pricing Disclosure Package and the Offering Memorandum, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum.
     (i) The Company shall have furnished or caused to be furnished to the Initial Purchasers dated as of the Closing Date a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to the effect that:
     (aa) The representations, warranties and agreements of the Company and the Guarantors in Section 2 are true and correct in all material respects (except to the extent such representation and warranty is qualified as to materiality, in which case such representation and warranty shall be accurate in all respects) on and as of the Closing Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and
     (ab) They have examined the Pricing Disclosure Package and the Offering Memorandum, and, in their opinion, (A) the Pricing Disclosure Package, as of the Applicable Time, and the Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Pricing Disclosure Package and the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Pricing Disclosure Package and the Offering Memorandum.
     (j) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.
     (k) The Notes shall be eligible for clearance and settlement through DTC.

     (l) The Company and the Guarantors shall have executed and delivered the Registration Rights Agreement, in form and substance reasonably satisfactory to the counsel for the Initial Purchaser, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Guarantors.
     (m) The Company, the Guarantors and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company, the Guarantors and the Trustee.
     (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NASDAQ, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum or that, in the judgment of the Representative, could materially and adversely affect the financial markets or the markets for the Notes and other debt securities.
     8. Indemnification and Contribution.
     (a) The Company and each Guarantor agrees, jointly and severally, to indemnify and hold harmless each Initial Purchaser and its affiliates, and any of the respective directors, officers, employees, and agents, and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum or in any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers through Barclays Capital Inc. specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company or the Guarantors may otherwise have to any Initial Purchaser or to any affiliate, director, officer, employee or controlling person.
     (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, each Guarantor, their respective directors, their respective officers, and each person who controls the Company or any Guarantor within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and Guarantors to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of that Initial Purchaser through Barclays Capital Inc. specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in (x) the first sentence of the fourth paragraph on page ii in the Preliminary Offering Memorandum and the Offering Memorandum and (y) the first sentence of the third paragraph, the third sentence of the eighth paragraph and the ninth paragraph under the heading “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum or in any amendment or supplement thereto.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action includes both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties. Any such separate firm for any Initial Purchaser, its affiliates, directors, officers, employees and agents and any control person shall be designated in writing by Barclays Capital Inc. and any such separate firm for the Company, the Guarantors, their respective directors, officers and affiliates and any control person shall be designated in writing by the Company. An indemnifying party will not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of any indemnified party.
     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantors and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively, “Losses”) to which the Company, the Guarantors and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and by the Initial Purchasers on the other hand from the offering of the Notes; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Notes purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantors and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in each case as set forth on the cover of the Offering Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantors on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company or a Guarantor within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company or a Guarantor shall have the same rights to contribution as the Company or such Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d).
     9. Defaulting Initial Purchasers.
     (a) If, on the Closing Date, any Initial Purchaser defaults in its obligations to purchase the Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Notes by the non-defaulting Initial Purchasers or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Initial Purchasers notify the Company that they have so arranged for the purchase of such Notes, or the Company notifies the non-defaulting Initial Purchasers that it has so arranged for the purchase of such Notes, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Pricing Disclosure Package or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Notes that a defaulting Initial Purchaser agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder) of the Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; provided that the non-

defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the aggregate principal amount of Notes that it agreed to purchase on the Closing Date pursuant to the terms of Section 3.
     (c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.
     10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(h), (j) or (n) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.
     11. Reimbursement of Initial Purchasers’ Expenses. If (a) the Company for any reason fails to tender the Notes for delivery to the Initial Purchasers, or (b) the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement, the Company and the Guarantors shall reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Initial Purchaser) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company and the Guarantors shall pay the full amount thereof to the Initial Purchaser. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Initial Purchasers, the Company and the Guarantors shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.
     12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Initial Purchaser, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Banc of America Securities LLC, One Bryant Park, New York, New York 10036, Attention: Syndication Department, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department, with a copy to Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005, Attention: Jonathan Schaffzin (Fax: (212) 378-2329), and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Ave., New York, New York 10019;
     (b) if to the Company or any Guarantor, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to LifePoint Hospital, Inc.103 Powell Court, Brentwood, Tennessee 37027, Attention: Chief Legal Officer and Chief Financial Officer (Fax: (615) 695-8414), with a copy to Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, New York 10019, Attention: Frank R. Adams (Fax: (212) 259-6333); provided, however, that any notice to an Initial Purchaser pursuant to Section 8(c) shall be delivered or sent by hand delivery, mail, telex or facsimile or electronic transmission to such Initial Purchaser at its address set forth in its acceptance telex to Barclays Capital Inc., which address will be supplied to any other party hereto by Barclays Capital Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Barclays Capital Inc.
     13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of directors, officers and employees of the Initial Purchasers and each person or persons, if any, controlling any Initial Purchaser within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.
     15. Definition of the Certain Terms: For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act, (c) “Hospital” means any acute care hospital owned or operated by the Company or any subsidiary and (d) “Third-Party Payor Programs” means all third-party payor programs in which the Company and its subsidiaries currently participate, including, without limitation, Medicare, Medicaid, Blue Cross and/or Blue Shield, managed care plans, other private insurance programs and employee assistance programs.
     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     17. Waiver of Jury Trial. The Company and the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     18. No Fiduciary Duty. The Company and the Guarantors acknowledge and agree that in connection with this offering, or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchaser: (a) no fiduciary or agency relationship between the Company, any Guarantor and any other person, on the one hand, and the Initial Purchaser, on the other, exists; (b) the Initial Purchasers are not acting as advisor, expert or otherwise, to the Company or the Guarantors, including, without limitation, with respect to the determination of the purchase price of the Notes, and such relationship between the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Initial Purchasers may have to the Company and the Guarantors shall be limited to those duties and obligations specifically stated herein; (d) the Initial Purchasers and its affiliates may have interests that differ from those of the Company and the Guarantors; and (e) the Company and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Guarantors hereby waive any claims that the Company and the Guarantors may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the Notes.
     19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
     20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
     21. Miscellaneous. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

     If the foregoing correctly sets forth the agreement among the Company, the Guarantors, and the Initial Purchaser, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, LIFEPOINT HOSPITALS, INC.
By:	/s/ Jeffrey S. Sherman
Jeffrey S. Sherman
Executive Vice President and Chief Financial Officer

ON BEHALF OF:
AMERICA MANAGEMENT COMPANIES, LLC
AMG-CROCKETT, LLC
AMG-HILCREST, LLC
AMG-HILLSIDE, LLC
AMG-LIVINGSTON, LLC
AMG-LOGAN, LLC
AMG-SOUTHERN TENNESSEE, LLC
AMG-TRINITY, LLC
ANDALUSIA PHYSICIAN PRACTICES, LLC
ASHLAND PHYSICIAN SERVICES, LLC
ASHLEY VALLEY MEDICAL CENTER, LLC
ASHLEY VALLEY PHYSICIAN PRACTICE, LLC
ATHENS PHYSICIANS PRACTICE, LLC
ATHENS REGIONAL MEDICAL CENTER, LLC
BARROW MEDICAL CENTER, LLC
BARTOW GENERAL PARTNER, LLC
BARTOW MEMORIAL LIMITED PARTNER, LLC
BOLIVAR PHYSICIAN PRACTICES, LLC
BOURBON COMMUNITY HOSPITAL, LLC
BOURBON PHYSICIAN PRACTICE, LLC
BRIM HOSPITALS, INC.
BUFFALO TRACE RADIATION ONCOLOGY ASSOCIATES, LLC
CARE HEALTH COMPANY, INC.
CASTLEVIEW HOSPITAL, LLC
CASTLEVIEW MEDICAL, LLC
CASTLEVIEW PHYSICIAN PRACTICE, LLC
CLINCH PROFESSIONAL PHYSICIAN SERVICES, LLC
CLINCH VALLEY ENDOCRINOLOGY, LLC
CLINCH VALLEY MEDICAL CENTER, INC.
CLINCH VALLEY PULMONOLOGY, LLC
CLINCH VALLEY UROLOGY, LLC
COLORADO PLAINS PHYSICIAN PRACTICES, LLC
COMMUNITY HOSPITAL OF ANDALUSIA, INC.
COMMUNITY MEDICAL, LLC
COMMUNITY-BASED SERVICES, LLC
CROCKETT HOSPITAL, LLC
CROCKETT PHO, LLC
DANVILLE DIAGNOSTIC IMAGING CENTER, LLC
DANVILLE PHYSICIAN PRACTICES, LLC
DANVILLE REGIONAL MEDICAL CENTER SCHOOL OF HEALTH PROFESSIONS, LLC
DANVILLE REGIONAL MEDICAL CENTER, LLC
DODGE CITY HEALTHCARE PARTNER, INC.
GEORGETOWN COMMUNITY HOSPITAL, LLC
GEORGETOWN REHABILITATION, LLC
GUYAN VALLEY HOSPITAL, LLC
HALSTEAD HOSPITAL, LLC
HCK LOGAN MEMORIAL, LLC
HDP ANDALUSIA, LLC
HDP GEORGETOWN, LLC

HILLSIDE HOSPITAL, LLC
HISTORIC LIFEPOINT HOSPITALS, INC.
HRMC, LLC
HST PHYSICIAN PRACTICE, LLC
HTI GEORGETOWN, LLC
HTI PINELAKE, LLC
HURRICANE HEALTHCARE PARTNER, LLC
INTEGRATED PHYSICIAN SERVICES, LLC
KANSAS HEALTHCARE MANAGEMENT COMPANY, INC.
KANSAS HEALTHCARE MANAGEMENT SERVICES, LLC
KENTUCKY HOSPITAL, LLC
KENTUCKY MEDSERV, LLC
KENTUCKY MSO, LLC
KENTUCKY PHYSICIAN SERVICES, INC.
LAKE CUMBERLAND CARDIOLOGY ASSOCIATES, LLC
LAKE CUMBERLAND PHYSICIAN PRACTICES, LLC
LAKE CUMBERLAND REGIONAL HOSPITAL, LLC
LAKE CUMBERLAND REGIONAL PHYSICIAN HOSPITAL ORGANIZATION, LLC
LAKELAND COMMUNITY HOSPITAL, LLC
LAKELAND PHYSICIAN PRACTICES, LLC
LANDER VALLEY AMBULATORY SURGERY CENTER, LLC
LANDER VALLEY MEDICAL CENTER, LLC
LANDER VALLEY PHYSICIAN PRACTICES, LLC
LAS CRUCES PHYSICIAN PRACTICES, LLC
LCMC MRI, LLC
LCMC PET, LLC
LHSC, LLC
LIFEPOINT ACQUISITION CORP.
LIFEPOINT BILLING SERVICES, LLC
LIFEPOINT CSGP, LLC
LIFEPOINT CSLP, LLC
LIFEPOINT HOLDINGS 2, LLC
LIFEPOINT HOLDINGS 3, INC.
LIFEPOINT HOSPITALS HOLDINGS, INC.
LIFEPOINT MEDICAL GROUP — HILLSIDE, INC
LIFEPOINT OF GAGP, LLC
LIFEPOINT OF KENTUCKY, LLC
LIFEPOINT OF LAKE CUMBERLAND, LLC
LIFEPOINT RC, INC.
LIFEPOINT VA HOLDINGS, INC.
LIFEPOINT WV HOLDINGS, INC.
LIVINGSTON REGIONAL HOSPITAL, LLC
LOGAN GENERAL HOSPITAL, LLC
LOGAN HEALTHCARE PARTNER, LLC
LOGAN MEDICAL, LLC
LOGAN MEMORIAL HOSPITAL, LLC
LOGAN PHYSICIAN PRACTICE, LLC
LOS ALAMOS PHYSICIAN PRACTICES, LLC
MARTINSVILLE PHYSICIAN PRACTICES, LLC
MEADOWVIEW PHYSICIAN PRACTICE, LLC

MEADOWVIEW REGIONAL MEDICAL CENTER, LLC
MEADOWVIEW RIGHTS, LLC
MEMORIAL HOSPITAL OF MARTINSVILLE & HENRY COUNTY AMBULATORY SURGERY CENTER, LLC
MEXIA-PRINCIPAL, INC.
MINDEN PHYSICIAN PRACTICES, LLC
NORTHEASTERN NEVADA PHYSICIAN PRACTICES, LLC
NORTHWEST MEDICAL CENTER-WINFIELD, LLC
NWMC-WINFIELD PHYSICIAN PRACTICES, LLC
OHIO HOSPITAL, LLC
OPELOUSAS IMAGING CENTER PARTNER, LLC
OPELOUSAS PET/CT IMAGING CENTER, LLC
ORTHOPEDICS OF SOUTHWEST VIRGINIA, LLC
PALESTINE-PRINCIPAL G.P., INC.
PHC HOSPITALS, LLC
PHC-AVIATION, INC.
PHC-BELLE GLADE, INC.
PHC-CLEVELAND, INC.
PHC-DOCTORS’ HOSPITAL, INC.
PHC-ELKO, INC.
PHC-FORT MOHAVE, INC.
PHC-FORT MORGAN, INC.
PHC-INDIANA, INC.
PHC-KNOX, INC.
PHC-LAKE HAVASU, INC.
PHC-LAKEWOOD, INC.
PHC-LAS CRUCES, INC.
PHC-LOS ALAMOS, INC.
PHC-LOUISIANA, INC.
PHC-MARTINSVILLE, INC.
PHC-MINDEN G.P., INC.
PHC-MORGAN LAKE, INC.
PHC-PALESTINE, INC.
PHC-SELMA, LLC
PHC-TENNESSEE, INC.
PINELAKE PHYSICIAN PRACTICE, LLC
PINELAKE REGIONAL HOSPITAL, LLC
POITRAS PRACTICE, LLC
PRHC-ALABAMA, LLC
PRHC-ENNIS G.P., INC.
PRINCIPAL HOSPITAL COMPANY OF NEVADA, INC.
PRINCIPAL KNOX, L.L.C.
PRINCIPAL-NEEDLES, INC.
PROVINCE HEALTHCARE COMPANY
PUTNAM AMBULATORY SURGERY CENTER, LLC
PUTNAM COMMUNITY MEDICAL CENTER, LLC
PUTNAM PHYSICIAN PRACTICES, LLC
R. KENDALL BROWN PRACTICE, LLC
RALEIGH GENERAL HOSPITAL, LLC
RIVER PARISHES HOLDINGS, LLC

RIVER PARISHES HOSPITAL, LLC
RIVER PARISHES PARTNER, LLC
RIVER PARISHES PHYSICIAN PRACTICES, LLC
RIVERTON AMBULATORY SURGERY CENTER, LLC
RIVERTON MEMORIAL HOSPITAL, LLC
RIVERTON ONCOLOGY PRACTICE, LLC
RIVERTON PHYSICIAN PRACTICES, LLC
RIVERVIEW MEDICAL CENTER, LLC
ROCKDALE HOSPITAL, LLC
ROCKDALE PHYSICIAN PRACTICES, LLC
RUSSELLVILLE HOSPITAL, LLC
RUSSELLVILLE PHYSICIAN PRACTICES, LLC
SELECT HEALTHCARE, LLC
SELMA DIAGNOSTIC IMAGING, LLC
SILETCHNIK PRACTICE, LLC
SMITH COUNTY MEMORIAL HOSPITAL, LLC
SOMERSET SURGERY PARTNER, LLC
SOUTHERN TENNESSEE EMS, LLC
SOUTHERN TENNESSEE MEDICAL CENTER, LLC
SOUTHERN TENNESSEE PHO, LLC
SPRING VIEW HOSPITAL, LLC
SPRING VIEW PHYSICIAN PRACTICES, LLC
SPRINGHILL MEDICAL CENTER, LLC
STARKE PHYSICIAN PRACTICES, LLC
SUMNER PHYSICIAN PRACTICES, LLC
SUMNER REAL ESTATE HOLDINGS, LLC
SUMNER REGIONAL MEDICAL CENTER, LLC
TEXAS SPECIALTY PHYSICIANS
THE MRI CENTER OF NORTHWEST ALABAMA, LLC
THM PHYSICIAN PRACTICE, LLC
TROUSDALE MEDICAL CENTER, LLC
VALLEY VIEW PHYSICIAN PRACTICES, LLC
VAUGHAN PHYSICIAN PRACTICES, LLC
VILLE PLATTE MEDICAL CENTER, LLC
VILLE PLATTE PHYSICIAN PRACTICES, LLC
WEST VIRGINIA MANAGEMENT SERVICES ORGANIZATION, INC.
WESTERN PLAINS PHYSICIAN PRACTICES, LLC
WESTERN PLAINS REGIONAL HOSPITAL, LLC
WOODFORD HOSPITAL, LLC
WYOMING HOLDINGS, LLC
WYTHE COUNTY COMMUNITY HOSPITAL, LLC
WYTHE COUNTY PHYSICIAN PRACTICES, LLC
ZONE, INCORPORATED

/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

On Behalf of:
LIFEPOINT ASSET MANAGEMENT COMPANY, INC.

/s/ Christopher J. Monte
Name:	Christopher J. Monte
Title:	Vice President

On Behalf of:
BARTOW HEALTHCARE SYSTEM, LTD.

Bartow General Partner, LLC, as general partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

Bartow Memorial Limited Partner, LLC, as limited partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

On Behalf of:
LAMAR SURGERY CENTER, LP

Northwest Medical Center-Winfield, LLC, as general partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

On Behalf of:
LIFEPOINT CORPORATE SERVICES GENERAL PARTNERSHIP

LifePoint CSLP, LLC, as limited partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

LifePoint CSGP, LLC, as general partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

On Behalf of:
LIFEPOINT OF GEORGIA, LIMITED PARTNERSHIP

LifePoint Hospitals Holdings, Inc., as limited partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

LifePoint of GAGP, LLC, as general partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

On Behalf of:
MEXIA PRINCIPAL HEALTHCARE LIMITED PARTNERSHIP

Mexia-Principal, Inc., as general partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

Principal Hospital Company of Nevada, Inc., as limited partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

On Behalf of:
PALESTINE PRINCIPAL HEALTHCARE LIMITED PARTNERSHIP

Palestine Principal G.P., Inc., as general partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

Principal Hospital Company of Nevada, Inc., as limited partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

On Behalf of:
PHC-ASHLAND, L.P.

PHC-Tennessee, Inc., as general partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

Principal Hospital Company of Nevada, Inc., as limited partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

On Behalf of:
PHC-CHARLESTOWN, L.P.

PHC-Indiana, Inc., as general partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

PHC Hospitals, LLC, as limited partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

On Behalf of:
PHC-MINDEN, L.P.

PHC-Minden G.P., Inc., as general partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

PHC-Louisiana, Inc., as limited partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

On Behalf of:
PHC-MORGAN CITY, L.P.

PHC-Lakewood, Inc., as general partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

PHC-Morgan Lake, Inc, as limited partner.
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President

On Behalf of:
PHC-OPELOUSAS, L.P.

PHC-Doctors’ Hospital, Inc., as general partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

PHC-Louisiana, Inc., as limited partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

On Behalf of:
PRHC-ENNIS, L.P.

PRHC-Ennis G.P., Inc., as general partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

Principal Hospital Company of Nevada, Inc., as limited partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

On Behalf of:
PRINCIPAL KNOX, L.P.

PHC-Knox, Inc., as general partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

Province Healthcare Company, as limited partner
/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

Accepted:
Barclays Capital Inc.
For itself and the other several Initial Purchasers
named in Schedule I to the foregoing Agreement

By Barclays Capital Inc., as Authorized Representative
By	/s/ John Skrobe
	Name:	John Skrobe
	Title:	Managing Director

SCHEDULE I

Principal
Amount of
Notes
to be
Initial Purchasers	Purchased
Barclays Capital Inc.	$112,000,000
Banc of America Securities LLC	90,000,000
Citigroup Global Markets Inc.	90,000,000
Goldman, Sachs &Co.	36,000,000
SunTrust Robinson Humphrey, Inc.	16,000,000
Morgan Keegan & Company, Inc.	16,000,000
Credit Agricole Securities (USA) Inc.	12,000,000
RBC Capital Markets Corporation	12,000,000
Fifth Third Securities, Inc.	8,000,000
U.S. Bancorp Investments, Inc.	8,000,000

Total	$400,000,000

SCHEDULE II
LIFEPOINT GUARANTOR LIST
America Management Companies, LLC
AMG-Crockett, LLC
AMG-Hilcrest, LLC
AMG-Hillside, LLC
AMG-Livingston, LLC
AMG-Logan, LLC
AMG-Southern Tennessee, LLC
AMG-Trinity, LLC
Andalusia Physician Practices, LLC
Ashland Physician Services, LLC
Ashley Valley Medical Center, LLC
Ashley Valley Physician Practice, LLC
Athens Physicians Practice, LLC
Athens Regional Medical Center, LLC
Barrow Medical Center, LLC
Bartow General Partner, LLC
Bartow Healthcare System, Ltd.
Bartow Memorial Limited Partner, LLC
Bolivar Physician Practices, LLC
Bourbon Community Hospital, LLC
Bourbon Physician Practice, LLC
Brim Hospitals, Inc.
Buffalo Trace Radiation Oncology Associates, LLC
Care Health Company, Inc.
Castleview Hospital, LLC
Castleview Medical, LLC
Castleview Physician Practice, LLC
Clinch Professional Physician Services, LLC
Clinch Valley Endocrinology, LLC
Clinch Valley Medical Center, Inc.
Clinch Valley Pulmonology, LLC
Clinch Valley Urology, LLC
Colorado Plains Physician Practices, LLC
Community Hospital of Andalusia, Inc.
Community Medical, LLC
Community-Based Services, LLC
Crockett Hospital, LLC
Crockett PHO, LLC
Danville Diagnostic Imaging Center, LLC
Danville Physician Practices, LLC
Danville Regional Medical Center School of Health Professions, LLC
Danville Regional Medical Center, LLC
Dodge City Healthcare Partner, Inc.
Georgetown Community Hospital, LLC
Georgetown Rehabilitation, LLC
Guyan Valley Hospital, LLC
Halstead Hospital, LLC
HCK Logan Memorial, LLC
HDP Andalusia, LLC
HDP Georgetown, LLC
Hillside Hospital, LLC
Historic LifePoint Hospitals, Inc.

HRMC, LLC
HST Physician Practice, LLC
HTI Georgetown, LLC
HTI PineLake, LLC
Hurricane Healthcare Partner, LLC
Integrated Physician Services, LLC
Kansas Healthcare Management Company, Inc.
Kansas Healthcare Management Services, LLC
Kentucky Hospital, LLC
Kentucky Medserv, LLC
Kentucky MSO, LLC
Kentucky Physician Services, Inc.
Lake Cumberland Cardiology Associates, LLC
Lake Cumberland Physician Practices, LLC
Lake Cumberland Regional Hospital, LLC
Lake Cumberland Regional Physician Hospital Organization, LLC
Lakeland Community Hospital, LLC
Lakeland Physician Practices, LLC
Lamar Surgery Center, LP
Lander Valley Ambulatory Surgery Center, LLC
Lander Valley Medical Center, LLC
Lander Valley Physician Practices, LLC
Las Cruces Physician Practices, LLC
LCMC MRI, LLC
LCMC PET, LLC
LHSC, LLC
LifePoint Acquisition Corp.
LifePoint Asset Management Company, Inc.
LifePoint Billing Services, LLC
LifePoint Corporate Services General Partnership
LifePoint CSGP, LLC
LifePoint CSLP, LLC
LifePoint Holdings 2, LLC
LifePoint Holdings 3, Inc.
LifePoint Hospitals Holdings, Inc.
LifePoint Medical Group — Hillside, Inc
LifePoint of GAGP, LLC
LifePoint of Georgia, Limited Partnership
LifePoint of Kentucky, LLC
LifePoint of Lake Cumberland, LLC
LifePoint RC, Inc.
LifePoint VA Holdings, Inc.
LifePoint WV Holdings, Inc.
Livingston Regional Hospital, LLC
Logan General Hospital, LLC
Logan Healthcare Partner, LLC
Logan Medical, LLC
Logan Memorial Hospital, LLC
Logan Physician Practice, LLC
Los Alamos Physician Practices, LLC
Martinsville Physician Practices, LLC
Meadowview Physician Practice, LLC
Meadowview Regional Medical Center, LLC
Meadowview Rights, LLC
Memorial Hospital of Martinsville & Henry County Ambulatory Surgery Center, LLC
Mexia Principal Healthcare Limited Partnership

Mexia-Principal, Inc.
Minden Physician Practices, LLC
Northeastern Nevada Physician Practices, LLC
Northwest Medical Center-Winfield, LLC
NWMC-Winfield Physician Practices, LLC
Ohio Hospital, LLC
Opelousas Imaging Center Partner, LLC
Opelousas PET/CT Imaging Center, LLC
Orthopedics of Southwest Virginia, LLC
Palestine Principal Healthcare Limited Partnership
Palestine-Principal G.P., Inc.
PHC Hospitals, LLC
PHC-Ashland, L.P.
PHC-Aviation, Inc.
PHC-Belle Glade, Inc.
PHC-Charlestown, L.P.
PHC-Cleveland, Inc.
PHC-Doctors’ Hospital, Inc.
PHC-Elko, Inc.
PHC-Fort Mohave, Inc.
PHC-Fort Morgan, Inc.
PHC-Indiana, Inc.
PHC-Knox, Inc.
PHC-Lake Havasu, Inc.
PHC-Lakewood, Inc.
PHC-Las Cruces, Inc.
PHC-Los Alamos, Inc.
PHC-Louisiana, Inc.
PHC-Martinsville, Inc.
PHC-Minden G.P., Inc.
PHC-Minden, L. P.
PHC-Morgan City, L.P.
PHC-Morgan Lake, Inc.
PHC-Opelousas, L.P.
PHC-Palestine, Inc.
PHC-Selma, LLC
PHC-Tennessee, Inc.
PineLake Physician Practice, LLC
PineLake Regional Hospital, LLC
Poitras Practice, LLC
PRHC-Alabama, LLC
PRHC-Ennis G.P., Inc.
PRHC-Ennis, L.P.
Principal Hospital Company of Nevada, Inc.
Principal Knox, L.L.C.
Principal Knox, L.P.
Principal-Needles, Inc.
Province Healthcare Company
Putnam Ambulatory Surgery Center, LLC
Putnam Community Medical Center, LLC
Putnam Physician Practices, LLC
R. Kendall Brown Practice, LLC
Raleigh General Hospital, LLC
River Parishes Holdings, LLC
River Parishes Hospital, LLC
River Parishes Partner, LLC

River Parishes Physician Practices, LLC
Riverton Ambulatory Surgery Center, LLC
Riverton Memorial Hospital, LLC
Riverton Oncology Practice, LLC
Riverton Physician Practices, LLC
Riverview Medical Center, LLC
Rockdale Hospital, LLC
Rockdale Physician Practices, LLC
Russellville Hospital, LLC
Russellville Physician Practices, LLC
Select Healthcare, LLC
Selma Diagnostic Imaging, LLC
Siletchnik Practice, LLC
Smith County Memorial Hospital, LLC
Somerset Surgery Partner, LLC
Southern Tennessee EMS, LLC
Southern Tennessee Medical Center, LLC
Southern Tennessee PHO, LLC
Spring View Hospital, LLC
Spring View Physician Practices, LLC
Springhill Medical Center, LLC
Starke Physician Practices, LLC
Sumner Physician Practices, LLC
Sumner Real Estate Holdings, LLC
Sumner Regional Medical Center, LLC
Texas Specialty Physicians
The MRI Center of Northwest Alabama, LLC
THM Physician Practice, LLC
Trousdale Medical Center, LLC
Valley View Physician Practices, LLC
Vaughan Physician Practices, LLC
Ville Platte Medical Center, LLC
Ville Platte Physician Practices, LLC
West Virginia Management Services Organization, Inc.
Western Plains Physician Practices, LLC
Western Plains Regional Hospital, LLC
Woodford Hospital, LLC
Wyoming Holdings, LLC
Wythe County Community Hospital, LLC
Wythe County Physician Practices, LLC
Zone, Incorporated

SCHEDULE III
LIFEPOINT HOSPITALS, INC.
PRICING TERM SHEET

SCHEDULE IV
A.	Pricing Supplement, dated September 20, 2010

B.	None

Schedule V

				Joint Commission
Facilities	City	State	Licensed Beds	Accreditation (Y/N)
ACADIAN MEDICAL CENTER	Eunice	LA	52	Y
ANDALUSIA REGIONAL HOSPITAL	Andalusia	AL	100	Y
ASHLEY VALLEY MEDICAL CENTER	Vernal	UT	39	Y
ATHENS REGIONAL MEDICAL CENTER	Athens	TN	118	Y
BLUEGRASS COMMUNITY HOSPITAL	Versailles	KY	25	N	*
BOLIVAR MEDICAL CENTER	Cleveland	MS	200	Y
BOURBON COMMUNITY HOSPITAL	Paris	KY	58	Y
CASTLEVIEW HOSPITAL	Price	UT	84	Y
CLARK REGIONAL MEDICAL CENTER	Winchester	KY	100	N	**
CLINCH VALLEY MEDICAL CENTER	Richlands	VA	175	Y
COLORADO PLAINS MEDICAL CENTER	Fort Morgan	CO	50	Y
CROCKETT HOSPITAL	Lawrenceburg	TN	99	Y
DANVILLE REGIONAL MEDICAL CENTER	Danville	VA	290	Y
EMERALD-HODGSON HOSPITAL	Sewanee	TN	41	Y
ENNIS REGIONAL MEDICAL CENTER	Ennis	TX	60	Y
GEORGETOWN COMMUNITY HOSPITAL	Georgetown	KY	75	Y
HAVASU REGIONAL MEDICAL CENTER	Lake Havasu City	AZ	181	Y
HILLSIDE HOSPITAL	Pulaski	TN	95	Y
JACKSON PURCHASE MEDICAL CENTER	Mayfield	KY	107	Y
LAKE CUMBERLAND REGIONAL HOSPITAL	Somerset	KY	259	Y
LAKELAND COMMUNITY HOSPITAL	Haleyville	AL	50	Y
LANDER REGIONAL HOSPITAL	Lander	WY	89	Y
LIVINGSTON REGIONAL HOSPITAL	Livingston	TN	114	Y
LOGAN MEMORIAL HOSPITAL	Russellville	KY	92	Y
LOGAN REGIONAL MEDICAL CENTER	Logan	WV	140	Y
LOS ALAMOS MEDICAL CENTER	Los Alamos	NM	47	Y
MEADOWVIEW REGIONAL MEDICAL CENTER	Maysville	KY	101	Y
MEMORIAL HOSPITAL OF MARTINSVILLE AND HENRY COUNTY	Martinsville	VA	220	Y
MEMORIAL MEDICAL CENTER	Las Cruces	NM	286	Y
MERCY REGIONAL MEDICAL CENTER	Ville Platte	LA	105	Y
MINDEN MEDICAL CENTER	Minden	LA	161	Y
NORTHEASTERN NEVADA REGIONAL HOSPITAL	Elko	NV	75	Y

				Joint Commission
Facilities	City	State	Licensed Beds	Accreditation (Y/N)
NORTHWEST MEDICAL CENTER	Winfield	AL	71	Y
PALESTINE REGIONAL MEDICAL CENTER	Palestine	TX	150	Y
PARKVIEW REGIONAL HOSPITAL	Mexia	TX	59	Y
PUTNAM COMMUNITY MEDICAL CENTER	Palatka	FL	141	Y
RALEIGH GENERAL HOSPITAL	Beckley	WV	300	Y
RIVER PARISHES HOSPITAL	LaPlace	LA	106	Y
RIVERTON MEMORIAL HOSPITAL	Riverton	WY	70	Y
RIVERVIEW REGIONAL MEDICAL CENTER NORTH	Carthage	TN	63	Y
RIVERVIEW REGIONAL MEDICAL CENTER SOUTH	Carthage	TN	25	Y
ROCKDALE MEDICAL CENTER	Conyers	GA	138	Y
RUSSELLVILLE HOSPITAL	Russellville	AL	100	Y
SOUTHERN TENNESSEE MEDICAL CENTER	Winchester	TN	157	Y
SPRING VIEW HOSPITAL	Lebanon	KY	75	Y
SUMNER REGIONAL MEDICAL CENTER	Gallatin	TN	155	Y
TECHE REGIONAL MEDICAL CENTER	Morgan City	LA	157	Y
TROUSDALE MEDICAL CENTER	Hartsville	TN	25	Y
VALLEY VIEW MEDICAL CENTER	Fort Mohave	AZ	66	Y
VAUGHAN REGIONAL MEDICAL CENTER	Selma	AL	175	Y
WESTERN PLAINS MEDICAL COMPLEX	Dodge City	KS	99	Y
WYTHE COUNTY COMMUNITY HOSPITAL	Wytheville	VA	100	Y

*	Bluegrass Community Hospital is a critical access hospital.

**	Clark Regional Medical Center is accredited by Healthcare Facilities Accreditation Program.

Exhibit A
Company Counsel Opinion
[Dewey & LeBoeuf LLP Opinion]

Exhibit B
Company Counsel Opinion
[Waller Lansden Dortch & Davis, LLP Opinion]